EXHIBIT 99.1

Contact:	James P. Zeumer Senior Vice President, Public Affairs, Communications and Investor Relations 480-627-2785
FOR IMMEDIATE RELEASE
ALLIED WASTE REPORTS SECOND QUARTER 2008 RESULTS
•	Q2 Earnings Increase to $0.25 Per Share, Including Net Charges of $0.02 Per Share*

•	Strong Pricing Drives Revenue to Record $1.6 Billion

•	Operating Income Climbs 10% as Margins Expand 140 Basis Points to 19.2%

•	Company Expects to Achieve High End of Outlook Range For Full-Year Operating Income and Expects Free Cash Flow to Exceed $400 Million
Phoenix, AZ – July 30, 2008 – Allied Waste Industries, Inc. (NYSE: AW), the nation’s second largest waste services company, today reported financial results for its second quarter and six months ended June 30, 2008. For the quarter, income from continuing operations increased 22% to $111.4 million, or $0.25 per share, inclusive of net charges of $0.02 per share* primarily associated with merger-related costs. Prior year income from continuing operations was $91.0 million, or $0.21 per share. On an adjusted basis, 2008 second quarter earnings per share were $0.27*, an increase of 29% over prior earnings of $0.21 per share.
Total revenue for the second quarter was a record $1.58 billion, an increase of $35 million, or 2.2%, over $1.55 billion in the second quarter 2007. Higher revenue for the quarter benefited from a 6.9% increase in average price, of which 280 basis points were associated with the company’s fuel recovery fee, partially offset by a 4.8% decrease in volumes. Lower volumes for the quarter primarily reflect the impact of U.S. economic conditions.
“We continue to perform well against our long-term strategies that drive profitable growth, margin expansion, strategic pricing and greater financial returns, while successfully adjusting our day-to-day operations to the economic conditions which have remained very challenging,” said John Zillmer, Chairman and Chief Executive Officer. “Our management and operating leadership appreciate that we are involved in an exciting merger opportunity with Republic Services, but we remain focused on achieving our 2008 financial goals and on driving greater efficiencies in every area of the business.”
Second quarter operating income before depreciation and amortization, loss from divestitures and asset impairments, or EBITDA, inclusive of $9.0 million of merger-related costs, increased 7.9% to $453.4 million, compared with $420.1 million last year. EBITDA as a percentage of revenue increased 160 basis points to 28.7%, or 29.3% excluding merger-related costs, compared with 27.1% for the same period last year. For the quarter, operating costs as a percentage of revenue dropped 90 basis points as the Company benefited from ongoing initiatives to lower expenses and drive greater efficiencies throughout its operations. Operating costs in the second quarter also benefited from savings associated with the Company’s improved safety and claims experience, and from a favorable resolution of an environmental matter. EBITDA margins for the quarter also benefited from Company actions to control SG&A expenses, which decreased $15.7 million from the prior year, and declined as a percentage of revenue to 9.3% from 10.6% last year.
“Our ability to maintain strong pricing and to control costs in response to a slowing economy has been critical to sustaining Allied’s excellent operating and financial results,” said Don Slager, President and Chief Operating Officer. “Even after adjusting for significantly higher fuel costs, which were essentially offset through our fuel recovery fee, we were able to lower operating expenses as a percentage of revenue by 90 basis points and SG&A spending by an additional 130 basis points. These are important achievements and attest to the focus with which our managers are operating the business.”
Cash flow from operations in the second quarter 2008 was $317.4 million, compared with $373.0 million in the comparable quarter last year, as higher operating income was offset primarily by increases in working capital. Free cash flow* for the second quarter was $112.6 million, compared with prior year free cash flow of $234.4 million reflecting lower cash flow from operations and the timing of capital expenditures which were heavier in the second quarter of 2008.
For the six-month period ended June 30, 2008, Allied Waste’s revenues were $3.07 billion, as strong pricing drove a $74.4 million increase over the prior year. Operating income for the period increased 6.7% to $543.8 million, inclusive of $32.8 million of merger-related costs, losses from divestitures and asset impairments. Income from continuing operations was $184.0 million for the first half of 2008, compared with $125.3 million for the first half of 2007. Diluted income from continuing operations increased to $0.42 per share, compared with $0.29 per share in the prior year.
Based on reported six-month results, the Company now expects operating income for 2008, excluding merger related costs and impairments, will achieve the high end of outlook range of $1.145 billion to $1.185 billion and that depreciation and amortization will be below initial guidance of $575 million resulting in free cash flow in excess of $400 million, excluding one-time tax payments associated with its BFI-related tax dispute and other state tax matters as well as merger related costs.
“Given the continued strength in our pricing programs and our success in controlling operating costs, the high end of our guidance ranges are achievable and further demonstrate Allied’s commitment to delivering consistent, profitable growth,” said Mr. Zillmer.
Merger Update
During the quarter, Allied Waste and Republic Services announced that their Boards of Directors unanimously approved a definitive merger agreement between the two companies. The merger, which is expected to generate at least $150 million in annual integration synergies, will strengthen the national service platform of the companies and link collection, transfer, recycling and disposal operations into an efficient network spanning 40 states and serving 13 million customers. The resulting company will be one of the nation’s leading waste and environmental services provider, with pro forma 2007 revenue of approximately $9 billion and industry-leading margins and returns on invested capital. The merger is expected to close in the fourth quarter of 2008.
“The merger of Allied Waste and Republic will generate tremendous benefits for employees, customers and shareholders of both companies,” said Mr. Zillmer. “Our organizations are working closely on a comprehensive integration program that will help ensure the businesses come together seamlessly and realize all the operating and financial gains inherent in this powerful combination.”
Allied Waste has filed supplemental data on Form 8-K that is accessible on the Company’s website or through the SEC EDGAR System.
Allied Waste will host a conference call related to the second quarter results on Wednesday, July 30, 2008, at 5:00 p.m. ET. The call will be broadcast live over the Internet on the Company’s website: www.alliedwaste.com. A replay of the call will be available on the site after the call.
Information regarding *use of non-GAAP financial measures may be found in the accompanying schedules.
About Allied Waste Industries, Inc.
Allied Waste is America’s second largest non-hazardous solid waste services company and an environmental leader. Headquartered in Phoenix, AZ, Allied Waste provides waste collection, transfer, recycling and disposal services to millions of residential, commercial and industrial customers in over 100 major markets spanning 38 states and Puerto Rico. Our team of over 22,000 dedicated employees operates within a highly efficient, integrated organization that generated 2007 revenue of $6.1 billion.
Websites: alliedwaste.com and disposal.com

ALLIED WASTE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in millions, except per share data and percentages)
(unaudited)

	For the Three		For the Three
	Months Ended	% of	Months Ended	% of
	June 30, 2008	Revenues	June 30, 2007	Revenues
Revenue	$1,582.3	100.0%	$1,547.5	100.0%
Cost of operations (A)	972.2	61.4%	964.0	62.3%
Selling, general and administrative expenses	147.7	9.3%	163.4	10.6%
Merger related costs (B)	9.0	0.6%	—	—%
Depreciation and amortization (A)	144.7	9.2%	141.5	9.1%
Loss from divestitures and asset impairments (C)	5.3	0.3%	2.4	0.2%

Operating income	303.4	19.2%	276.2	17.8%
Interest expense and other	106.4	6.8%	123.0	7.9%

Income before income taxes	197.0	12.4%	153.2	9.9%
Income tax expense	85.2	5.4%	62.1	4.0%
Minority interests	0.4	0.0%	0.1	0.0%

Income from continuing operations	111.4	7.0%	91.0	5.9%
Discontinued operations, net of tax	—	—%	0.2	0.0%

Net income	111.4	7.0%	91.2	5.9%
Dividends on Series D Preferred Stock	—	—%	(9.3)	(0.6)%

Net income available to common shareholders	$111.4	7.0%	$81.9	5.3%

Weighted average common and common equivalent shares	445.1		442.9

Diluted income per share from continuing operations	$0.25		$0.21

Diluted income per share	$0.25		$0.21

(A)	Cost of operations for 2008 includes a $12.2 million (or $0.02 per share) favorable adjustment resulting from the resolution of an environmental obligation at a closed landfill site in the East region. We also revised our estimated asset retirement obligation relating to this landfill and recognized a related charge of $7.7 million (or $0.01 per share) in depreciation and amortization.

(B)	Merger related costs of $9.0 million (or $0.02 per share) represent transaction costs, primarily financial advisor and legal fees, associated with the pending merger with Republic Services, Inc.

(C)	Loss from divestitures and asset impairments for 2008 of $5.3 million (or $0.01 per share) primarily relates to an impairment charge associated with a landfill closure in the Midwest region.

ALLIED WASTE INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in millions, except per share data and percentages)
(unaudited)

	For the Six		For the Six
	Months Ended	% of	Months Ended	% of
	June 30, 2008	Revenues	June 30, 2007	Revenues
Revenue	$3,066.5	100.0%	$2,992.1	100.0%
Cost of operations (A)	1,920.3	62.6%	1,886.8	63.1%
Selling, general and administrative expenses (B)	292.1	9.5%	324.2	10.8%
Merger related costs (C)	9.0	0.3%	—	—%
Depreciation and amortization (A)	277.5	9.1%	269.9	9.0%
Loss from divestitures and asset impairments (D)	23.8	0.8%	1.5	0.1%

Operating income	543.8	17.7%	509.7	17.0%
Interest expense and other (E)	216.1	7.0%	294.1	9.8%

Income before income taxes	327.7	10.7%	215.6	7.2%
Income tax expense	142.8	4.7%	90.3	3.0%
Minority interests	0.9	0.0%	—	0.0%

Income from continuing operations	184.0	6.0%	125.3	4.2%
Discontinued operations, net of tax (F)	—	—%	5.8	0.2%

Net income	184.0	6.0%	131.1	4.4%
Dividends on Series D Preferred Stock	(6.2)	(0.2)%	(18.7)	(0.6)%

Net income available to common shareholders	$177.8	5.8%	$112.4	3.8%

Weighted average common and common equivalent shares	444.8		381.5

Diluted income per share from continuing operations	$0.42		$0.29

Diluted income per share	$0.42		$0.30

(A)	Cost of operations for 2008 includes a $1.6 million (or $0.00 per share) net favorable adjustment related to environmental reserves, consisting of a $10.6 million increase as a result of changes in cost estimates and new matters recognized during the first quarter, offset by a $12.2 million decrease primarily related to a favorable resolution of an environmental obligation at a closed landfill in the East region during the second quarter. We also revised our estimated asset retirement obligation relating to this landfill and recognized the related charge of $7.7 million (or $0.01 per share) in depreciation and amortization. Cost of operations for 2008 also includes $1.1 million (or $0.00 per share) of severance costs associated with the workforce reduction.

(B)	Selling, general and administrative expenses for 2008 include a $12.8 million (or $0.02 per share) adjustment due to the favorable resolution of a BFI acquisition related claim, partially offset by $5.8 million (or $0.01 per share) of expenses related to the workforce reduction and regional realignment.

(C)	Merger related costs of $9.0 million (or $0.02 per share) represent transaction costs, primarily financial advisor and legal fees, associated with the pending merger with Republic Services, Inc.

(D)	Loss from divestitures and asset impairments for 2008 of $23.8 million (or $0.03 per share) primarily related to impairment charges associated with two landfill closures in the Midwest region.

(E)	Interest expense and other for 2007 includes $46.2 million (or $0.08 per share) related to the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt.

(F)	Discontinued operations includes the sale of certain operations in the Midwest and South regions in 2007. Included in the 2007 discontinued operations are $2.0 million of income from operations and a $3.8 million gain from the sale of those operations.

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF OPERATIONS DATA
(amounts in millions, except percentages and tons data)
(unaudited)

	For the Three Months Ended June 30,
	2008	2007
Revenue —
Gross revenue	$1,904.3	$1,881.8
Less intercompany revenue	(322.0)	(334.3)

Net Revenue	$1,582.3	$1,547.5

Revenue Mix (based on net revenue) —
Collection —
Residential	$309.0	$302.3
Commercial	413.1	380.8
Roll-off	330.0	332.3
Recycling	58.0	51.9

Total Collection	1,110.1	1,067.3
Disposal —
Landfill (net of $186.2 and $194.6 of intercompany)	220.0	219.8
Transfer (net of $93.7 and $102.7 of intercompany)	108.9	117.5

Total Disposal	328.9	337.3
Recycling – Commodity	66.4	64.8
Other	76.9	78.1

Total	$1,582.3	$1,547.5

Internalization Based on Disposal Volumes	73%	73%

Landfill Volumes in Thousands of Tons	18,096	19,306

Year over Year Internal Growth (excluding commodity) —
Average per unit price change	6.9%	6.1%
Volume change	(4.8)%	(3.3)%

Total	2.1%	2.8%

Year over Year Internal Growth (including commodity)	2.0%	3.3%

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF OPERATIONS DATA
(amounts in millions, except percentages and tons data)
(unaudited)

	For the Six Months Ended June 30,
	2008	2007
Revenue —
Gross revenue	$3,681.1	$3,633.1
Less intercompany revenue	(614.6)	(641.0)

Net Revenue	$3,066.5	$2,992.1

Revenue Mix (based on net revenue) —
Collection —
Residential	$605.4	$594.6
Commercial	811.9	750.4
Roll-off	637.9	637.5
Recycling	113.4	101.4

Total Collection	2,168.6	2,083.9
Disposal —
Landfill (net of $356.1 and $373.0 of intercompany)	414.6	409.5
Transfer (net of $181.7 and $197.5 of intercompany)	204.6	217.9

Total Disposal	619.2	627.4
Recycling – Commodity	132.7	124.5
Other	146.0	156.3

Total	$3,066.5	$2,992.1

Internalization Based on Disposal Volumes	73%	74%

Landfill Volumes in Thousands of Tons	34,478	36,556

Year over Year Internal Growth (excluding commodity) —
Average per unit price change	6.5%	6.0%
Volume change	(4.5)%	(3.0)%

Total	2.0%	3.0%

Year over Year Internal Growth (including commodity)	2.2%	3.4%

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF OPERATIONS DATA
(amounts in millions, except percentages)
(unaudited)
The following tables provide the components of our cost of operations and as a percentage of revenues:

	Three Months Ended June 30,
	2008		2007
Labor and related benefits	$269.5	17.0%	$271.6	17.5%
Transfer and disposal costs	119.8	7.6	116.3	7.5
Maintenance and repairs	118.5	7.5	121.5	7.9
Transportation and subcontractor costs	132.8	8.4	132.1	8.5
Fuel	116.3	7.4	76.9	5.0
Disposal and franchise fees and taxes	91.4	5.8	93.8	6.1
Landfill operating costs	44.6	2.8	41.2	2.7
Risk management	21.9	1.4	37.0	2.4
Costs of goods sold	18.8	1.2	18.8	1.2
Other	38.6	2.3	54.8	3.5

Total cost of operations	$972.2	61.4%	$964.0	62.3%

	Six Months Ended June 30,
	2008		2007
Labor and related benefits	$535.1	17.5%	$538.3	18.0%
Transfer and disposal costs	227.8	7.4	220.6	7.4
Maintenance and repairs	232.6	7.6	242.0	8.1
Transportation and subcontractor costs	251.2	8.2	257.3	8.6
Fuel	207.5	6.8	143.3	4.8
Disposal and franchise fees and taxes	175.5	5.7	179.0	6.0
Landfill operating costs	84.4	2.8	80.5	2.7
Risk management	61.5	2.0	80.7	2.7
Costs of goods sold	39.7	1.3	34.9	1.2
Other	105.0	3.3	110.2	3.6

Total cost of operations	$1,920.3	62.6%	$1,886.8	63.1%

The following tables provide the components of our selling, general and administrative expenses and as a percentage of revenues:

	Three Months Ended June 30,
	2008		2007
Salaries	$93.8	5.9%	$99.1	6.4%
Rent and office costs	9.2	0.6	9.6	0.6
Professional fees	13.0	0.8	20.0	1.3
Provision for doubtful accounts	5.9	0.4	5.2	0.3
Other	25.8	1.6	29.5	2.0

Total selling, general and administrative expenses	$147.7	9.3%	$163.4	10.6%

	Six Months Ended June 30,
	2008		2007
Salaries	$196.6	6.4%	$195.2	6.5%
Rent and office costs	19.1	0.6	20.3	0.7
Professional fees	23.9	0.8	36.4	1.2
Provision for doubtful accounts	12.4	0.4	10.8	0.4
Other	40.1	1.3	61.5	2.0

Total selling, general and administrative expenses	$292.1	9.5%	$324.2	10.8%

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
BALANCE SHEET
(amounts in millions, except per share data)
(unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets —
Cash and cash equivalents	$69.4	$230.9
Restricted cash	36.1	26.1
Accounts receivable, net of allowance of $23.6 and $21.2	752.1	691.0
Prepaid and other current assets	85.6	81.9
Deferred income taxes	107.0	128.3

Total current assets	1,050.2	1,158.2
Property and equipment, net	4,528.0	4,430.4
Goodwill	8,020.1	8,020.0
Other assets, net	338.0	340.1

Total assets	$13,936.3	$13,948.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities —
Current portion of long-term debt	$402.3	$557.3
Accounts payable	477.0	496.8
Current portion of accrued capping, closure, post-closure and environmental costs	92.4	96.0
Accrued interest	92.0	99.6
Other accrued liabilities	553.2	757.7
Unearned revenue	256.7	239.7

Total current liabilities	1,873.6	2,247.1
Long-term debt, less current portion	6,175.8	6,085.6
Deferred income taxes	430.1	400.3
Accrued capping, closure, post-closure and environmental costs, less current portion	803.9	771.4
Other long-term obligations	545.7	540.1
Stockholders’ equity —
Series D senior mandatory convertible preferred stock, $0.10 par value, 2.8 million shares authorized, 2.4 million shares issued and outstanding, liquidation preference of $250.00 per share, net of $19.2 million of issuance costs	—	580.8
Common stock	4.3	3.7
Additional paid-in capital	3,449.6	2,843.3
Accumulated other comprehensive loss	(29.5)	(29.5)
Retained earnings	682.8	505.9

Total stockholders’ equity	4,107.2	3,904.2

Total liabilities and stockholders’ equity	$13,936.3	$13,948.7

Days sales outstanding	42 days	43 days

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF CASH FLOWS
(amounts in millions)
(unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	June 30, 2008	June 30, 2007
Operating activities —
Net income	$111.4	$91.2
Discontinued operations, net of tax	—	(0.2)
Adjustments to reconcile net income to cash provided by operating activities from continuing operations —
Provisions for:
Depreciation and amortization	144.7	141.5
Stock-based compensation expense	6.6	7.2
Doubtful accounts	5.9	5.2
Accretion of debt and amortization of debt issuance costs	4.3	5.0
Deferred income tax expense	51.9	50.9
Gain on sale of fixed assets	(4.7)	(3.1)
Non-cash change in merger accruals	8.3	—
Non-cash change in acquisition accruals	(0.8)	(0.4)
Loss from divestitures and asset impairments	5.3	2.4
Write-off of deferred debt issuance costs	—	0.8
Other non-cash items	(17.2)	(0.8)
Change in operating assets and liabilities, excluding the effects of acquisitions —
Accounts receivable, prepaid expenses, inventories and other assets	(42.3)	(28.1)
Accounts payable, accrued liabilities, unearned income and other	48.5	97.5
Capping, closure and post-closure accretion	14.7	14.0
Capping, closure, post-closure and environmental expenditures	(19.2)	(10.1)

Cash provided by operating activities from continuing operations	317.4	373.0

Investing activities —
Cost of acquisitions, net of cash acquired	(0.6)	(19.1)
Proceeds from divestitures, net of cash divested	—	0.3
Proceeds from sale of fixed assets	6.8	4.3
Capital expenditures, excluding acquisitions	(197.3)	(142.9)
Capitalized interest	(3.2)	(4.7)
Other	0.4	0.3

Cash used for investing activities from continuing operations	(193.9)	(161.8)

Financing activities —
Proceeds from long-term debt, net of issuance costs	231.3	238.0
Payments of long-term debt	(385.9)	(462.2)
Payments of preferred stock dividends	—	(9.3)
Net receipts from restricted trusts	35.3	44.7
Net proceeds from sale of common stock, exercise of stock options and other	20.5	8.5

Cash used for financing activities from continuing operations	(98.8)	(180.3)

Cash provided by (used for) discontinued operations	0.2	(5.2)

Increase in cash and cash equivalents	24.9	25.7
Cash and cash equivalents, beginning of period	44.5	49.8

Cash and cash equivalents, end of period	$69.4	$75.5

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF CASH FLOWS
(amounts in millions)
(unaudited)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2008	June 30, 2007
Operating activities —
Net income	$184.0	$131.1
Discontinued operations, net of tax	—	(5.8)
Adjustments to reconcile net income to cash provided by operating activities from continuing operations —
Provisions for:
Depreciation and amortization	277.5	269.9
Stock-based compensation expense	11.2	10.3
Doubtful accounts	12.4	10.8
Accretion of debt and amortization of debt issuance costs	8.8	10.4
Deferred income tax expense	82.7	71.4
Gain on sale of fixed assets	(6.1)	(5.1)
Non-cash change in merger accruals	8.3	—
Non-cash change in acquisition accruals	(14.8)	(2.2)
Loss from divestitures and asset impairments	23.8	1.5
Write-off of deferred debt issuance costs	—	5.4
Other non-cash items	(3.8)	(1.7)
Change in operating assets and liabilities, excluding the effects of acquisitions —
Accounts receivable, prepaid expenses, inventories and other assets	(77.6)	(34.6)
Accounts payable, accrued liabilities, unearned income and other	(45.4)	(11.5)
Payment related to an IRS matter	(195.7)	—
Capping, closure and post-closure accretion	28.6	27.8
Capping, closure, post-closure and environmental expenditures	(36.4)	(19.9)

Cash provided by operating activities from continuing operations	257.5	457.8

Investing activities —
Cost of acquisitions, net of cash acquired	(0.6)	(72.8)
Proceeds from divestitures, net of cash divested	0.8	70.8
Proceeds from sale of fixed assets	9.8	8.1
Capital expenditures, excluding acquisitions	(356.9)	(365.2)
Capitalized interest	(6.6)	(9.1)
Other	0.6	(0.2)

Cash used for investing activities from continuing operations	(352.9)	(368.4)

Financing activities —
Proceeds from long-term debt, net of issuance costs	557.1	1,179.1
Payments of long-term debt	(715.1)	(1,329.0)
Payments of preferred stock dividends	(9.4)	(18.7)
Net receipts from restricted trusts	80.1	44.7
Net proceeds from sale of common stock, exercise of stock options and other	21.1	18.0

Cash used for financing activities from continuing operations	(66.2)	(105.9)

Cash provided by (used for) discontinued operations	0.1	(2.1)

Decrease in cash and cash equivalents	(161.5)	(18.6)
Cash and cash equivalents, beginning of period	230.9	94.1

Cash and cash equivalents, end of period	$69.4	$75.5

ALLIED WASTE INDUSTRIES INC.
SUMMARY DATA SHEET
FREE CASH FLOW DATA
(amounts in millions)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Free Cash Flow:
Cash provided by operating activities	$317.4	$373.0	$257.5	$457.8
Payment related to an IRS matter, net of tax benefit	(15.0)	—	180.7	—
Merger related payments	0.7	—	0.7	—
Debt refinancing costs	—	—	—	45.4
Proceeds from sale of fixed assets	6.8	4.3	9.8	8.1
Capital expenditures, excluding acquisitions	(197.3)	(142.9)	(356.9)	(365.2)

Free cash flow	112.6	234.4	91.8	146.1

Market development and other investing activities, net	(0.2)	(18.5)	0.8	(2.2)
Cash provided by (used for) discontinued operations	0.2	(5.2)	0.1	(2.1)
Capitalized interest	(3.2)	(4.7)	(6.6)	(9.1)
Debt issuance costs	(1.3)	(1.1)	(1.4)	(20.7)
Payments on preferred stock dividends	—	(9.3)	(9.4)	(18.7)
Debt refinancing costs	—	—	—	(45.4)
Accretion, stock option exercises and other	19.8	7.0	19.4	14.9
Payment related to an IRS matter, net of tax benefit	15.0	—	(180.7)	—
Merger related payments	(0.7)	—	(0.7)	—
Change in cash (including restricted cash)	(45.8)	(57.8)	151.5	(13.5)

Decrease in debt	$96.4	$144.8	$64.8	$49.3

Debt balance at beginning of period	$6,674.5	$7,006.1	$6,642.9	$6,910.6
Decrease in debt	96.4	144.8	64.8	49.3

Debt balance at end of period	$6,578.1	$6,861.3	$6,578.1	$6,861.3

DILUTED EARNINGS PER SHARE COMPUTATION
(amounts in millions, except per share data)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
Diluted earnings per share computation:
Income from continuing operations	$111.4	$91.0	$184.0	$125.3
Add: Interest expense, net of tax, for senior convertible debentures	1.5	1.5	3.0	2.9
Less: Dividends on preferred stock	—	—	—	(18.7)

Income from continuing operations available to common shareholders	$112.9	$92.5	$187.0	$109.5

Weighted average common shares outstanding	431.5	368.7	411.1	368.2
Dilutive effect of stock awards and contingently issuable shares (A)	13.6	74.2	33.7	13.3

Weighted average common and common equivalent shares outstanding	445.1	442.9	444.8	381.5

Diluted earnings per share from continuing operations	$0.25	$0.21	$0.42	$0.29

(A)	Amounts for the three months ended June 30, 2007 and the six months ended June 30, 2008 include contingently issuable shares associated with our Series D preferred stock, which was converted on March 1, 2008.
ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(amounts in millions, except percentages)
(unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses gross profit, gross margin (gross profit as a percentage of revenue), operating income before depreciation and amortization, loss from divestitures and asset impairments, adjusted diluted income per share from continuing operations and free cash flow, which are non-GAAP measures.
We believe that our presentation of gross profit and gross margin is useful to investors because they are indicators of the strength and performance of our ongoing business operations, including our ability to grow revenue and manage the associated direct costs. While selling, general and administrative costs, depreciation and amortization and gain or loss from divestitures and asset impairments are considered components of operating income under GAAP, management uses gross profit and gross margin to evaluate business growth and the efficiency of our operations. Following is a reconciliation of gross profit and gross margin (in millions, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue	$1,582.3	$1,547.5	$3,066.5	$2,992.1
Less: Cost of operations	(972.2)	(964.0)	(1,920.3)	(1,886.8)

Gross profit	$610.1	$583.5	$1,146.2	$1,105.3

Gross margin	38.6%	37.7%	37.4%	36.9%

We believe that our presentation of operating income before depreciation and amortization, loss from divestitures and asset impairments is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization and loss from divestitures and asset impairments are considered operating costs under GAAP, these expenses are non-cash and primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization, loss from divestitures and asset impairments to evaluate the operations of our geographic operating regions. Following is a reconciliation of operating income before depreciation and amortization, loss from divestitures and asset impairments to operating income (in millions):

	Three Months Ended March 31,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating income before depreciation and amortization, loss from divestitures and asset impairments	$453.4	$420.1	$845.1	$781.1
Loss from divestitures and asset impairments	(5.3)	(2.4)	(23.8)	(1.5)

Operating income before depreciation and amortization	448.1	417.7	821.3	779.6
Less: Depreciation and amortization	(144.7)	(141.5)	(277.5)	(269.9)

Operating income	$303.4	$276.2	$543.8	$509.7

We believe our presentation of adjusted diluted income per share from continuing operations, which excludes charges such as closure, post-closure and environmental reserve adjustments, merger related costs, loss from divestitures and asset impairments, adjustments for a BFI acquisition related claim, workforce reduction and regional realignment costs and debt refinancing costs, provides an understanding of operational activities before the financial impact of certain unusual or otherwise non-operational items, including refinancing decisions made for the long-term benefit of the Company. Management uses this measure, and believes investors find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. Comparable costs have been incurred in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(amounts in millions, except per share data)
(unaudited)
Following is a summary of adjusted diluted income per share from continuing operations (per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Diluted income per share from continuing operations	$0.25	$0.21	$0.42	$0.29
(Less) Add: Closure, post-closure and environmental reserve adjustments	(0.01)	—	0.01	—
Add: Merger related costs	0.02	—	0.02	—
Add: Loss from divestitures and asset impairments	0.01	—	0.03	—
Less: Adjustments for a BFI acquisition related claim	—	—	(0.02)	—
Add: Workforce reduction and regional realignment costs	—	—	0.01	—
Add: Debt refinancing costs	—	—	—	0.08

Adjusted diluted income per share from continuing operations	$0.27	$0.21	$0.47	$0.37

Free cash flow is defined as cash flow from operations less capital expenditures, plus a payment related to an IRS matter, merger related payments, debt refinancing costs and proceeds from fixed asset sales. Management believes the presentation of free cash flow is useful to investors because it allows them to better assess and understand the Company’s ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets and other unusual items. Free cash flow does not represent the Company’s residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations. Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations (in millions):

	Three Months Ended March 31,		Six Months Ended June 30,
	2008	2007	2008	2007
Free cash flow	$112.6	$234.4	$91.8	$146.1
Add: Capital expenditures	197.3	142.9	356.9	365.2
Add (Less): Payment related to an IRS matter, net of tax benefit	15.0	—	(180.7)	—
Less: Merger related payments	(0.7)	—	(0.7)	—
Less: Debt refinancing costs	—	—	—	(45.4)
Less: Proceeds from sale of fixed assets	(6.8)	(4.3)	(9.8)	(8.1)

Cash provided by operating activities from continuing operations	$317.4	$373.0	$257.5	$457.8

Additional Information and Where to Find It
This communication is being made in respect of the proposed business combination involving Republic and Allied. In connection with the proposed transaction, Republic plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Republic and Allied plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Republic and Allied. INVESTORS AND SECURITY HOLDERS OF REPUBLIC AND ALLIED ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Republic and Allied through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Republic Services, Inc., 110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida, 33301 Attention: Investor Relations or by directing a request to Allied Waste Industries, Inc., 18500 North Allied Way, Phoenix, Arizona 85054, Attention: Investor Relations.
Participants in Solicitation
Republic, Allied and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Republic’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008, and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 2, 2008, and information regarding Allied’s directors and executive officers is available in Allied’s Annual Report on Form 10-K, for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008 and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 10, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.
Information Regarding Forward-Looking Statements
Certain statements and information included herein constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as will, expects, intends, and similar words. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks, uncertainties, and other factors that may cause actual results to differ materially from expectations expressed in such forward-looking statements, many of which are beyond the control of Republic or Allied. Such risks, uncertainties and other factors include: regulatory and litigation matters and risks, legislative developments, changes in tax and other laws, the effect of changes in general economic conditions, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction, risks that the combined company may not achieve anticipated synergies, risks that the acquisition may not be accretive to earnings in the anticipated time frame, or at all, risks that the combined company may not generate expected cash flows, risks that the anticipated financing may not be secured, as well as risks relating to the business and operations of both Republic and Allied included in their respective filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating our forward-looking statements and are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the parties hereto undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Safe Harbor for Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “should”, “forecast”, “expect” and similar words and phrases are used in this press release to identify the forward-looking statements. These forward-looking statements, although based on assumptions that we consider reasonable, are subject to risks and uncertainties which could cause actual results, events or conditions to differ materially from those expressed or implied by the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that the expectations will prove to be correct.
The forward-looking statements in this press release relate to our anticipated operating income, depreciation and amortization and free cash flow for 2008 and our expectations regarding the pending merger with Republic Services. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are: (1) the general political and economic conditions in the United States, negative changes in which could (a) make it more difficult for us to predict economic trends, (b) cause a decline in the demand for our services (particularly in the commercial and industrial sectors), (c) cause a decline in the price of commodities sold by us or (d) increase competitive pressure on pricing; (2) the overall competitive nature of the waste management industry, which could cause pressure on pricing and the loss of business; (3) our ability or inability to successfully identify and integrate acquired businesses and any liabilities associated with acquired businesses, which could impact our costs; (4) our ability or inability to implement market development initiatives, pass on increased costs to customers, execute operational improvement plans and divest under-performing assets, and to realize the anticipated benefits of these initiatives; (5) our ability or inability to generate revenue growth and offset the impact of inflation and business growth on our costs through price increases, including the potential impact of price increases on volumes; (6) changes in capital availability or costs, which, among other things, could affect our financial results due to our variable interest rate debt; (7) severe weather conditions, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations; (8) our ability to operate our business as we desire, which may be limited by restrictive covenants in our debt agreements, our ability to obtain required permits on a timely basis (or at all), regulatory requirements and other factors; (9) compliance with existing and future legal and regulatory requirements, including limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures; (10) changes in site remediation requirements or our estimates of the costs to comply with existing requirements, which could increase our costs, including costs for final capping, closure, post-closure and other remediation obligations; (11) the outcome of existing and any future legal proceedings, including any litigation, audit or investigation brought by or before any governmental body, which could result in increased costs or restrictions on our ability to operate; (12) environmental liabilities in excess of our reserves or insurance coverage, if any; (13) increases in the costs in commodity, insurance, oil and fuel prices that make it more expensive to operate our business, including our ability or inability to reduce the impact of any such cost increases through cost reduction initiatives and other methods; (14) workforce factors, including potential increases in our costs if we are required to provide additional funding to any multi-employer pension plan to which we contribute and the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages; (15) the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; (16) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies; (17) acts of war, riots or terrorism, including the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States; (18) any offer made by Waste Management, Inc. to acquire Republic Services; and (19) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond our control.
Other factors which could materially affect our forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended December 31, 2007. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating our forward-looking statements and are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.